Exhibit 4.4

AMENDED AND RESTATED BY-LAWS

OF

PHILIP MORRIS USA INC.

ARTICLE I

OFFICES

The corporation may have offices, either within or without the Commonwealth of Virginia, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. – Annual Meetings of stockholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time and date as the Board of Directors, by resolution, shall determine and set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as may properly come before the meeting.

SECTION 2. SPECIAL MEETINGS. – Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary or by resolution of the

Board of Directors. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

SECTION 3. VOTING. – At any meeting of the stockholders, each holder of Common Stock shall have one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining stockholders entitled to vote. Every proxy shall be in writing, dated and signed by the stockholder entitled to vote or his or her duly authorized attorney-in-fact. Directors shall be elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present; all other questions shall be decided by majority of votes of all votes cast on the matter at a meeting at which a quorum is present, except as otherwise provided by the Virginia Stock Corporation Act (the “Act”).

SECTION 4. QUORUM. – Except as otherwise required by the Act, the presence, in person or by proxy, of stockholders holding a majority of the Common Stock entitled to vote shall constitute a quorum at all meetings of the stockholders.

SECTION 5. NOTICE OF MEETINGS. – Written notice stating the place, date and time of the meeting shall be given to each stockholder entitled to vote thereat at his or her address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by the Act. Unless otherwise required by the Act, notice of an annual meeting need not state the purpose or purposes of the

Effective: As Amended 9/15/08

meeting, but notice of a special meeting shall state the purpose or purposes for which the meeting is called.

SECTION 6. ACTION WITHOUT MEETING. – Any action required or permitted by the Act to be taken at a meeting of stockholders may be taken without a meeting and without action by the Board of Directors, without prior notice and without a vote, if a consent in writing, describing the action taken, shall be signed by all stockholders entitled to vote thereon and delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be three, subject to amendment of the By-Laws by the directors or stockholders. Directors shall be elected at each annual meeting of the stockholders and each director shall be elected to serve until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

SECTION 2. RESIGNATIONS. – Any director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date.

Effective: As Amended 9/15/08

SECTION 3. VACANCIES. – If the office of any director becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy, who shall hold office until the next annual meeting of stockholders and until his successor shall be duly chosen.

SECTION 4. REMOVAL. – Any director may be removed with or without cause at anytime by the affirmative vote of a majority of all votes entitled to be cast at a meeting of the stockholders called for the purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority of all votes entitled to be cast.

SECTION 5. COMMITTEES. – The Board of Directors may by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation.

Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws and except as limited by the Act, shall have and may exercise all the authority of the Board of Directors.

SECTION 6. MEETINGS. – The newly-elected directors may hold their first meeting, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.

Effective: As Amended 9/15/08

Special meetings of the Board of Directors may be called by the President, any Vice President designated by the President or the Secretary, or on the written request of any two directors on at least one day’s notice to each director and shall be held at such place or places as may be determined by the directors or as shall be stated in the call of the meeting. The President shall preside over regular and special meetings of the Board of Directors.

SECTION 7. QUORUM. – A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice need be given other than by announcement at the meeting so adjourned.

SECTION 8. COMPENSATION. – Directors shall not receive any stated salary for their services as directors or as members of committees but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefore.

SECTION 9. ACTION WITHOUT MEETING. – Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case

Effective: As Amended 9/15/08

may be, consent thereto in writing and the writing or writings are filed with the minutes of the Board of Directors or the committee or with the corporate records.

SECTION 10. CONFERENCE TELEPHONE. – At any meeting of the Board of Directors, participation of any one or more members of the Board of Directors by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other, shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. – The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice Presidents (any of whom may be designated Executive Vice President or Senior Vice President), and such Assistant Secretaries and Assistant Treasurers as it may deem proper. The officers shall be elected at the first meeting of the Board of Directors and after each annual meeting of stockholders. More than one office may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. – The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Effective: As Amended 9/15/08

SECTION 3. PRESIDENT. – The President shall be the chief executive officer of the corporation and shall have general supervision, direction and control of the business and management of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the signature by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer. The President shall preside at meetings of the Board of Directors and of the stockholders.

SECTION 4. VICE PRESIDENTS. – In the absence or disability of the President, each Vice President shall, unless the Board of Directors otherwise prescribes, have all the powers and functions of the President. Each Vice President shall perform such duties as the President or the Board of Directors shall prescribe.

SECTION 5. TREASURER. – The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He or she shall render to the President and Board of Directors at the regular meetings of the Board of

Effective: As Amended 9/15/08

Directors, or whenever they may request it, and account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 8. SECRETARY. – The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws. In case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President or by the Board of Directors. The Secretary shall record all the proceedings of the meeting of the corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. The Secretary shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and shall attest the same.

SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. – Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors. The duties of the Assistant Treasurers and Assistant Secretaries shall include acting as Treasurer or Secretary, respectively, in the absence of the Treasurer or Secretary.

Effective: As Amended 9/15/08

ARTICLE V

MISCELLANEOUS

SECTION 1. CONTRACTS. – The President, any Vice President, the Treasurer and such other persons as the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the corporation; no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the corporation by any contract or acknowledgment, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

SECTION 2. LOANS. – The President, any Vice President, the Treasurer and such other persons as the Board of Directors may authorize shall have the power to effect loans and advances at any time for the corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the corporation, and to that end endorse, assign and deliver the same.

SECTION 3. VOTING OF STOCK HELD. – The President, any Vice President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the corporation to cast the votes that the corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held

Effective: As Amended 9/15/08

by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the President, any Vice President or the Secretary may attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the corporation as the holder of such stock or other securities of such other corporation.

SECTION 4. STOCKHOLDERS RECORD DATE. – In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall be not more than seventy days before the date of such a meeting or action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

SECTION 5. DIVIDENDS. – Subject to the provisions of the Act, the Board of Directors may authorize, and the corporation may make, distributions to its stockholders.

Effective: As Amended 9/15/08

SECTION 6. SEAL. – The corporate seal shall be circular in form and shall bear around the circumference the words and the numbers, “Philip Morris USA Inc. 1919” and in the center the words “Corporate Seal Virginia.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7. FISCAL YEAR. – The fiscal year of the corporation may be determined by resolution of the Board of Directors and, if not otherwise determined, shall be the calendar year.

ARTICLE VI

AMENDMENTS

These By-Laws may be altered or repealed, and By-Laws may be made, at any annual meeting of the stockholders (or at any special meeting of stockholders, if notice of the proposed alteration or repeal or By-Law or By-Laws to be made is contained in the notice of such special meeting), or by the Board of Directors.

Effective: As Amended 9/15/08

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